Exhibit 99.1

Accuray Announces Repurchases of Convertible Debt

SUNNYVALE, Calif., January 19, 2016 — Accuray Incorporated (NASDAQ: ARAY) today announced that between January 11 and January 15, 2016, the company, in privately-negotiated transactions, had repurchased approximately $63.4 million in aggregate principal amount of its 3.75% Convertible Senior Notes due August 2016 (the “2016 Notes”) for $66.6 million in cash. The company anticipates that the closings of these repurchases will be completed by January 20, 2016.

Following the closings of these repurchases, the company estimates that approximately $36.6 million in aggregate principal amount of 2016 Notes will remain outstanding and is intended to be repaid in cash funded by Accuray at the earlier of August 2016 or when otherwise redeemed. The company expects to record a charge in the third quarter of fiscal 2016 of approximately $1.0 million associated with the repurchases of the notes.

About Accuray

Accuray Incorporated (Nasdaq: ARAY) is a radiation oncology company that develops, manufactures and sells precise, innovative treatment solutions that set the standard of care with the aim of helping patients live longer, better lives.  The company’s leading-edge technologies deliver the full range of radiation therapy and radiosurgery treatments. For more information, please visit www.accuray.com.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  This press release contains forward-looking statements regarding the amount of the third quarter charge to be recorded and Accuray’s intention to repay the remaining 2016 Notes in cash. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to the risks detailed under the heading “Risk Factors” in the company’s report on Form 10-K, filed on August 28, 2015, the company’s report on Form 10-Q, filed on November 5, 2015, and the company’s other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events.  The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.  Accordingly, investors should not put undue reliance on any forward-looking statements.

For further information please contact:

Investors:

Chris Dailey

Investor Relations, EVC Group

+1 (646) 445-4801

Cdailey@evcgroup.com

Media:

Beth Kaplan

Public Relations Director, Accuray

+1 (408) 789-4426

bkaplan@accuray.com